EXHIBIT 10.01

FIRST AMENDMENT TO

LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated and effective as of the 22nd day of June, 2005 by and among Avatech Solutions Subsidiary, Inc., as “Borrower”, and Dassault Systemes Corp., as “Lender”.

EXPLANATORY STATEMENT

A. Borrower and Lender entered into a Loan Agreement dated as of July 22, 2003 (the “Loan Agreement”), whereby Lender agreed to lend to Borrower up to $1.5 million (the “Loans”).

B. As of the date hereof, the principal amount of $1,455,882 is outstanding under the Loans.

C. Borrower and Lender now desire to modify the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows,

1. The definition of Repayment Date in Section 1.1 of the Loan Agreement is hereby amended, restated, and replaced with the following:

“Repayment Date” means July 1, 2007.

2. The Loan Agreement is hereby amended by deleting in their entirety the following definitions set forth in Section 1.1 of the Loan Agreement:

“Merger Transaction”

“MOU”

“Permitted Credit Facility”

3. Section 2.3 of the Loan Agreement is hereby amended, restated, and replaced by the following:

(a)	The Borrower unconditionally promises to repay (subject to Article 7) one-half of the outstanding principal under the Loans as of the date hereof (the “Amortized Principal”) in eight (8) equal quarterly installments of the Amortized Principal, plus accrued interest on the Amortized Principal through the date of each such payment. The first such installment of Amortized Principal, together with accrued but unpaid interest on the Loans through July 1, 2005, shall be due and payable on the first Business Day of July, 2005 and each subsequent installment of Amortized Principal, together with accrued but unpaid interest on the Loans through the date of such payment, after that date shall be due and payable on the first Business Day of each subsequent Financial Quarter until the Repayment Date. The Borrower unconditionally promises to repay (subject to Article 7) all remaining outstanding principal, together with all accrued and unpaid interest and any other amounts due hereunder, on the Repayment Date.

(b)	In addition to the payments set forth in (a) above, if, after June 22, 2005, the Parent or the Borrower shall sell shares of capital stock or other equity, debt, or convertible securities, in one or more transactions, and the aggregate net proceeds to the issuer therefrom exceed U.S. $3 million, the Borrower shall pay the amount of such excess promptly upon receipt, up to the total amount of principal, interest and other amounts due under the Loans, to the Lender as a prepayment on any outstanding principal amount of the Loans, accrued and unpaid interest and any other amounts due thereunder on the remaining unpaid Loans.

4. Each of Sections 6.1(b), 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h), 6.1(j), 6.1(k), 6.1(l), 6.2, and 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Omitted.

Section 6.4 of the Loan Agreement is hereby amended by adding the following new Section 6.4(e):

(e) Sale of Assets. Borrower covenants, represents, warrants, and agrees that it shall not sell, exchange, transfer, lease, release or abandon or otherwise dispose of, or permit any of its Subsidiaries to dispose of, any assets or properties to any Person in a way that would have a materially adverse effect on Lender’s security interest in the assets of the Borrower. This Section 6.4(e) shall constitute a representation and warranty as such terms are used in Section 7.1(b) of the Loan Agreement.

5. Each of Sections 7.1(c) and 7.1(i) of the Loan Agreement is hereby deleted in its entirety and each is hereby replaced with the following:

Omitted.

6. Section 8.5 of the Loan Agreement is hereby amended to reflect that the addresses to which notices, directions, or communications to the Borrower and the Lender shall be sent, pursuant to and until such addresses are changed in accordance with the provisions of Section 8.5 of the Loan Agreement, are:

If to Borrower, to:

10715 Red Run Blvd.

Suite 101

Owings Mills, MD 21117

Attn: Donald R. Walsh

If to Lender, to the same address as set forth in the Loan Agreement, but to the attention of Thibault de Tersant

7. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the principals of conflicts of laws thereof.

8. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any party by facsimile transmission shall be as effective as delivery of a manually executed copy of this Agreement by such party.

9. Except as herein provided, the Loan Agreement is and shall remain in full force and effect, and has not been otherwise modified or amended. Capitalized terms not defined herein shall have the meaning ascribed to them by the Loan Agreement. Each of the parties acknowledges that, to the best of its knowledge, there are no outstanding Events of Default under the Loan Agreement that have not been cured or waived.

10. In consideration of the mutual agreements set forth in this Amendment, Borrower agrees to cooperate with Lender in the orderly transition of Borrower’s Pipeline (hereinafter defined) of customers and prospective customers of Lender’s SmarTeam product line, including SmarTeam product sales, annual license renewals, and related uncontracted services, and in connection therewith, Borrower agrees to send to all customers and prospective customers representing Borrower’s Pipeline, on or before August 1, 2005, a letter substantially in the form attached hereto as Exhibit A. For purposes of this Section 10, “Borrower’s Pipeline” shall mean all existing customers of Borrower for Lender’s SmarTeam product line, and all prospects identified by Borrower through the date hereof. A complete list of all customers and prospective customers representing Borrower’s Pipeline, which list shall include the name of each customer or prospective customer, the contact information, and forecast information for each such customer or prospective customer, in the form previously delivered by Borrower to Lender from time to time, shall be delivered to Lender on or before July 1, 2005.

11. Parent shall file with the U.S. Securities and Exchange Commission a periodic report on Form 8-K reasonably satisfactory to Lender disclosing the material terms of this Amendment (and filing this Amendment as an exhibit to such report) and the fact that Lender and Borrower have mutually agreed not to renew the SmarTeam reseller agreement between Lender and Borrower.

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IN WITNESS WHEREOF the parties have executed this Amendment as of the date appearing on the first page hereof.

AVATECH SOLUTIONS SUBSIDIARY, INC.

By:	/s/ Donald R. “Scotty” Walsh
Name:	Donald R. Walsh
Title:	Chief Executive Officer

DASSAULT SYSTEMES CORP.

By:	/s/ Thibault de Tersant
Name:	Thibault de Tersant
Title:	Director and Secretary

Exhibit A

July 1, 2005

Name

Address

Address

City, State, Zip

Dear SmarTeam Customer or Prospective Customer,

This letter is to notify Avatech’s current and prospective SmarTeam customers that as of July 1, 2005, Avatech will no longer represent SmarTeam products. Avatech and SmarTeam have mutually agreed not to renew the reseller agreement because of changes in Avatech’s business plans and direction.

What does this mean for current Avatech SmarTeam customers?

Avatech will continue to fulfill all of its current services and technical support agreements through the end of their terms and will maintain its staff and/or sub-contractor agreements so each contract is completely satisfied. This means that Avatech will no longer be authorized to sell new software seats or annual license agreements (ALC) as of July 1, 2005. SMARTEAM and Avatech will work together to ensure that each customer is transitioned to a new reseller in a prompt and smooth fashion. No new services or technical support agreements for SmarTeam will be entered into by Avatech after July 1, 2005.

Current customers should contact John Cichy, Director of Sales at 704-849-2977 with questions or concerns regarding current projects or orders.

What does this mean for prospective SmarTeam customers?

SMARTEAM and Dassault Systems will work with any prospective customer to provide an introduction to a new reseller partner who fits their business and partnering needs. SMARTEAM maintains a broad network of reseller partners across the country that will be available immediately to assist with software and service purchases.

Prospective customers should contact Jim Ryan at 704-264-8814, or visit www.smarteam.com for more information.

Both Avatech and SMARTEAM are committed to making this a smooth transition and providing prompt answers to your questions about this change.

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com